UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: March 30, 2025
(Date of earliest event reported)

Columbia Banking System, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Washington	000-20288	91-1422237
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1301 A Street
Tacoma, Washington 98402-4200
(address of Principal Executive Offices)(Zip Code)

(253) 305-1900
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ☐ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ☐ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ☐ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ☐ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

TITLE OF EACH CLASS	TRADING SYMBOL	NAME OF EXCHANGE
Common Stock, No Par Value	COLB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ☐]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [ ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2025, the board of directors of Columbia Banking System, Inc. (the "Company") determined that Mr. Cort O’Haver, the Executive Chair of the Company’s board of directors, would no longer serve as Executive Chair, effective as of March 31, 2025. Mr. O’Haver became Executive Chair in connection with the merger of the Company and Umpqua Holdings Corporation, with a primary focus on helping ensure a successful integration of the two companies. The board determined that the integration of the two companies has been successfully achieved and that the governance structure adopted in connection with the merger is no longer required. The board previously eliminated certain merger-related governance provisions from the Company’s Amended and Restated Bylaws in November 2024. With completion of the integration, Mr. O’Haver has fulfilled his primary role with the Company and the role of Executive Chair has been eliminated. Also effective March 31, 2025, Mr. O’Haver resigned as a member of the board of directors of the Company and will no longer serve as a director or employee of the Company or any subsidiary.

In connection with the termination of Mr. O’Haver’s employment and other services, he is entitled to the severance benefits for an involuntary termination without cause as set forth in his employment letter agreement with the Company dated October 11, 2021, as described in the Company’s 2024 Proxy Statement. Mr. O’Haver’s severance benefits are subject to his execution of the release of claims attached to that agreement and his continued compliance with his noncompetition, nonsolicitation and other obligations under that agreement.

With the elimination of the Executive Chair position, the board elected director Maria Pope to serve as the independent, non-executive chair of the Company’s board of directors, effective April 1, 2025. Ms. Pope is president, chief executive officer and a member of the board of directors of Portland General Electric Company (NYSE: POR). She has served on the Company’s board since the merger was completed and previously served on the board of directors of Umpqua Holdings Corporation.

Item 7.01	Regulation FD Disclosure

On April 2, 2025, the Company issued a press release with respect to the above matters. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference. The information contained in this paragraph, as well as Exhibit 99.1 referenced herein, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.
99.1 Press Release, dated April 2, 2025
104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA BANKING SYSTEM, INC. (Registrant)
Dated: April 2, 2025	By:/s/ Kumi Yamamoto Baruffi Kumi Yamamoto Baruffi Executive Vice President, General Counsel
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